Exhibit 10.23

SECOND AMENDMENT

TO THE

DYNEGY INC. RESTORATION 401(K) SAVINGS PLAN

WHEREAS, Dynegy Inc. (the “Company”) sponsors the Dynegy Inc. Restoration 401(k) Savings Plan (the “Plan”) for the benefit of eligible employees and their beneficiaries; and

WHEREAS, the Company desires to freeze participation in and cease benefit accruals under the Plan; and

WHEREAS, Section 9.1(a) of the Plan allows the Company to amend the Plan at any time.

NOW, THEREFORE, effective as of January 1, 2012, the Plan is hereby amended, as follows:

1.              Article 3 is hereby amended, to be and to read in its entirety as follows:

“ARTICLE 3

ELIGIBILITY AND PARTICIPATION

Effective for periods on and after January 1, 2012, individuals who are not Participants in the Plan on December 31, 2011 (including, but not limited to, individuals hired on or after January 1, 2012) shall not be eligible to become Participants in the Plan.  Each Eligible Employee who is a Participant in the Plan on December 31, 2011 shall remain a Participant in the Plan, but shall not be entitled to receive Matching Allocations or the six percent interest amount on Matching Allocations described in Article 4 for any periods on and after January 1, 2012.”

2.              Article 4 is hereby amended, by adding the following sentence to the end of the paragraph, to be and to read as follows:

“Effective for periods on and after January 1, 2012, no Matching Allocations, nor the six percent interest amount on Matching Allocations, shall be made pursuant to this Article 4 under the Plan.”

IN WITNESS WHEREOF, the undersigned has caused this Second Amendment to the Plan be executed on this 22nd day of December 2011.

DYNEGY INC.

By:	/s/ Julius Cox
Name:	Julius Cox
Title:	Chairman of the Dynegy Inc. Benefit Plans Committee
and Vice President of Human Resources